EXHIBIT 99

CONTACT:        Thor Erickson – Investor Relations     (770) 989-3110
         Laura Brightwell – Media Relations    (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS SECOND-QUARTER 2010 RESULTS

•	Second quarter earnings per diluted common share total 69 cents, or 79 cents excluding the impact of transaction and restructuring costs and other items affecting comparability.

•	Solid revenue and profit growth in Europe and improved North American operating results drove strong second-quarter 2010 results.

•
Based on strong first half results and positive operating trends, CCE raises comparable, full-year EPS to a range of $1.73 to $1.77 including a negative currency impact of approximately 6 cents at current levels.

•	Planned transaction with The Coca-Cola Company to sell North American assets and expand in Europe remains on track to close in the fourth quarter.

ATLANTA, July 28, 2010 – Coca-Cola Enterprises (NYSE: CCE) today reported second-quarter 2010 net income of $356 million, or 69 cents per diluted common share.  Excluding items affecting comparability, second-quarter 2010 net income was $405 million or 79 cents per diluted share.  The following table reconciles reported and comparable earnings per common share:

	Second Quarter		First Six Months
	2010	2009	2010	2009
Reported (GAAP)	$0.69	$0.64	$0.91	$0.77
Net Mark-to-Market Commodity Hedges	0.06	-	0.06	-
Restructuring Charges	0.01	0.03	0.02	0.10
Transaction Related Costs	0.03	-	0.05	-
Legal Settlements	-	-	0.02	-
Debt Extinguishment Cost	-	-	-	0.01
Net Tax Items	-	-	0.01	(0.01)
Comparable Diluted Earnings per Common Share (a)	$0.79	$0.67	$1.07	$0.87
(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

Key second quarter operating factors include solid European volume growth and in North America, modest volume growth, improved pricing trends, and lower cost of goods per case. In addition, efficiency and effectiveness initiatives contributed benefits in all territories. In the quarter, total revenues declined ½ percent and comparable operating income increased 18 percent.  Excluding a negative currency impact, total revenue increased 1 percent and comparable operating income increased 21 percent. Comparable second quarter EPS results include a negative currency impact of approximately 3 cents. Pages 8 through 16 of this release provide a reconciliation of reported and comparable operating results.

 “These results reflect strong day to day execution of key strategies and operating initiatives and our commitment to deliver against our full year objectives,” said John F. Brock, chairman and chief executive officer.  “As we work to complete our transaction with The Coca-Cola Company and meet the challenges of weak macroeconomic conditions, we continue to focus on driving value for our customers, our consumers, and our shareowners.

“The success of these efforts has enabled us to increase our expectations for the year, with comparable earnings per share growth now in a range of $1.73 to $1.77 after including a negative currency impact of approximately 6 cents per share,” Mr. Brock said.  “In addition, the transaction with The Coca-Cola Company remains on track to close during the fourth quarter.”

European Results

Second quarter European revenue grew 5 percent and comparable operating income increased 13 percent both on a currency neutral basis.  Including the impact of currency, second quarter European revenue declined 2½ percent and comparable operating income increased 5½ percent.  Volume increased 5½ percent, with 3½ percent growth in Coca-Cola trademark brands, including 14 percent growth for Coca-Cola Zero. Still beverages grew more than 15 percent, driven primarily by expanded distribution of Capri Sun and the addition of Ocean Spray. Currency neutral net pricing per case increased modestly, and cost of sales per case decreased ½ percent.

“Europe achieved solid second quarter results through continued growth of our core Coca-Cola trademark brands, still portfolio expansion, solid execution of marketplace strategies and World Cup promotions, and the benefits of ongoing operating initiatives,” Mr. Brock said. “Many challenges remain, but we believe Europe represents an outstanding platform for long-term, profitable growth.”

North American Results

North American results reflect the benefits of volume growth, modest sequential pricing improvement through price/package architecture initiatives, lower cost of sales, and operating expense control.  Revenue increased ½ percent and comparable operating income grew 21 percent.  Excluding the impact of currency, revenue declined ½ percent and comparable operating income increased 19 percent. Second quarter volume grew ½

percent through a combination of customer-driven promotional activity and ongoing marketplace initiatives.  Core Coca-Cola red, black, and silver brands grew volume 1½ percent, including growth of 12 percent for Coca-Cola Zero. Additionally, second quarter results benefitted from a 2½ percent increase in single-serve beverage volume. Pricing per case declined modestly and cost of sales per case was down 3 percent.

“Strong North American operating income growth represents a combination of pricing diligence amid a dynamic and competitive marketplace environment, the benefits of our operating and effectiveness initiatives, and lower cost of goods,” said Mr. Brock. “Going forward, we remain committed to our North American marketplace strategies that are built around our price/package architecture initiatives, and believe North America continues to offer solid long term growth opportunities.”

Full-Year 2010 Outlook

Management now expects full-year comparable 2010 earnings per diluted common share in a range of $1.73 to $1.77.  This range includes an expected negative currency impact of approximately 6 cents per share and excludes nonrecurring items.

Operating income is expected to increase in a 10 to 12 percent range, with mid single-digit growth in North America and high single-digit growth in Europe. Corporate operating expenses are expected to be below prior year. The company expects revenue to increase at a low single-digit rate, with mid single-digit growth in Europe and flat to low single-digit decline in North America. This guidance excludes items affecting comparability and is currency-neutral.

The company now expects strong free cash flow of approximately $900 million and capital expenditures of approximately $1 billion. Interest expense is expected to decline.  The effective tax rate for 2010 is expected to be approximately 26 percent.

This guidance reflects the structure of CCE prior to the completion of the pending transaction with The Coca-Cola Company.

TRANSACTION WITH THE COCA-COLA COMPANY

The previously announced transaction with The Coca-Cola Company is on track to close in the fourth quarter of 2010.  As disclosed, The Coca-Cola Company will acquire our North American business. At the same time, CCE’s European operations will be split-off and will acquire The Coca-Cola Company’s bottling operations in Norway and Sweden. The transaction has moved forward in several key areas. We received positive notification from the European Commission in May and have recently executed an amendment to CCE’s credit facility that will support the separation of the North American and European businesses. Key remaining steps include completing the Securities and Exchange Commission’s review of the registration statement for the transaction, a ruling by the Internal Revenue Service, and antitrust approvals in the United States and Canada.  In addition, shareowner approval is required and we will announce a meeting of shareowners for this purpose at a later date.

After completing the transaction, CCE expects to repurchase approximately $1 billion of its shares within the following 18 months, and pay an expected annual dividend of $0.50 per share, all subject to the approval by CCE's Board of Directors. These plans may be adjusted depending on economic, operating, or other factors.

At close, new CCE anticipates having approximately 350 million fully diluted shares outstanding and net debt of approximately $2 to $2.5 billion.  We expect to have financing in place by the end of the third quarter.  We will provide a more detailed update on the outlook for new CCE later this year.

CONFERENCE CALL

CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

# # #
Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.
Important Additional Transaction Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and required shareowner approval, Coca-Cola

Enterprises Inc. (“Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement/prospectus contained in a Form S-4 registration statement, which will be mailed to the shareowners of the Company.

Shareowners of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement/prospectus when it becomes available, because they will contain important information about the proposed transaction.

Shareowners may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by the Company at the SEC’s website at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cokecce.com under the tab “Investor Relations” or by contacting the Investor Relations Department of Coca-Cola Enterprises at 770-989-3246.

Participants in the Solicitation

Coca-Cola Enterprises (“Company”) and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareowners in connection with the proposed transaction.  Information regarding the interests of such directors and executive officers was included in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareowners filed with the SEC March 5, 2010 and a Form 10-K filed on February 12, 2010 and information concerning the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov and from the Company on its website or by contacting the Investor Relations Department at the telephone number above.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Second Quarter
	2010(a)	2009(b)	Change
Net Operating Revenues	$5,884	$5,909	(0.5)%
Cost of Sales	3,592	3,646	(1.5)%
Gross Profit	2,292	2,263	1.5%
Selling, Delivery, and Administrative Expenses	1,690	1,714	(1.5)%
Operating Income	602	549
Interest Expense, Net	131	145
Other Nonoperating Income, Net	1	4
Income Before Income Taxes	472	408
Income Tax Expense	116	95
Net Income	$356	$313
Basic Earnings Per Common Share(c)	$0.71	$0.64
Diluted Earnings Per Common Share(c)	$0.69	$0.64
Basic Weighted Average Common Shares Outstanding	501	487
Diluted Weighted Average Common Shares Outstanding	514	490

(a) Second-quarter 2010 net income includes net unfavorable items totaling $49 million, or $0.10 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(b) Second-quarter 2009 net income includes net unfavorable items totaling $15 million, or $0.03 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Six Months
	2010(a)	2009(b)	Change
Net Operating Revenues	$10,852	$10,959	(1.0)%
Cost of Sales	6,639	6,819	(2.5)%
Gross Profit	4,213	4,140	2.0%
Selling, Delivery, and Administrative Expenses	3,337	3,350	(0.5)%
Operating Income	876	790
Interest Expense, Net	268	301
Other Nonoperating Income, Net	4	5
Income Before Income Taxes	612	494
Income Tax Expense	150	120
Net Income	$462	$374
Basic Earnings Per Common Share(c)	$0.93	$0.77
Diluted Earnings Per Common Share(c)	$0.91	$0.77
Basic Weighted Average Common Shares Outstanding	497	487
Diluted Weighted Average Common Shares Outstanding	509	489

(a) First six months of 2010 net income includes net unfavorable items totaling $81 million, or $0.16 cents per diluted common share.
See page 13 of this earnings release for a list of these items.

(b) First six months of 2009 net income includes net unfavorable items totaling $51 million, or $0.10 cents per diluted common share.
See page 13 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	July 2,	December 31,
	2010	2009
ASSETS
Current:
Cash and cash equivalents	$1,160	$1,036
Trade accounts receivable, net	2,756	2,448
Amounts receivable from The Coca-Cola Company	242	205
Inventories	1,044	874
Current deferred income tax assets	169	222
Prepaid expenses and other current assets	353	385
Total Current Assets	5,724	5,170
Property, plant, and equipment, net	5,847	6,276
Goodwill	604	604
Franchise license intangible assets, net	3,211	3,491
Other noncurrent assets, net	883	875
Total Assets	$16,269	$16,416
LIABILITIES AND EQUITY
Current:
Accounts payable and accrued expenses	$3,025	$3,273
Amounts payable to The Coca-Cola Company	447	378
Deferred cash receipts from The Coca-Cola Company	33	51
Current portion of debt	1,051	886
Total Current Liabilities	4,556	4,588
Debt, less current portion	7,571	7,891
Other long-term obligations	1,806	1,831
Noncurrent deferred income tax liabilities	1,092	1,224
Total Liabilities	15,025	15,534
Coca-Cola Enterprises Shareowners' Equity	1,228	859
Noncontrolling Interest	16	23
Total Liabilities and Equity	$16,269	$16,416

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	Six Months Ended
	July 2,	July 3,
	2010	2009
Cash Flows From Operating Activities
Net income	$462	$374
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	499	509
Share-based compensation expense	44	41
Deferred funding income from The Coca-Cola Company, net of cash received	(19)	(17)
Deferred income tax expense	27	29
Pension and other postretirement expense greater (less) than contributions	15	(156)
Net changes in assets and liabilities	(637)	(252)
Net cash derived from operating activities	391	528
Cash Flows From Investing Activities
Capital asset investments	(371)	(405)
Capital asset disposals	29	4
Acquisition of distribution rights	-	(75)
Sale of marketable equity securities	20	-
Other investing activities	-	3
Net cash used in investing activities	(322)	(473)
Cash Flows From Financing Activities
Change in commercial paper, net	(21)	(202)
Issuances of debt	1	1,072
Payments on debt	(43)	(932)
Dividend payments on common stock	(90)	(68)
Exercise of employee share options	226	3
Excess tax benefits on share-based payments	19	-
Net cash derived from (used in) financing activities	92	(127)
Net effect of exchange rate changes on cash and cash equivalents	(37)	6
Net Change In Cash and Cash Equivalents	124	(66)
Cash and Cash Equivalents at Beginning of Period	1,036	722
Cash and Cash Equivalents at End of Period	$1,160	$656

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Second-Quarter 2010
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)
Net Operating Revenues	$5,884	$-	$-	$-	$5,884
Cost of Sales	3,592	(37)	-	-	3,555
Gross Profit	2,292	37	-	-	2,329
Selling, Delivery, and Administrative Expenses	1,690	(7)	(11)	(23)	1,649
Operating Income	602	44	11	23	680
Interest Expense, Net	131	-	-	-	131
Other Nonoperating Income, Net	1	-	-	-	1
Income Before Income Taxes	472	44	11	23	550
Income Tax Expense	116	16	4	9	145
Net Income	$356	$28	$7	$14	$405
Diluted Earnings Per Common Share	$0.69	$0.06	$0.01	$0.03	$0.79

	Second-Quarter 2009
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)
Net Operating Revenues	$5,909	$-	$-	$-	$5,909
Cost of Sales	3,646	-	-	-	3,646
Gross Profit	2,263	-	-	-	2,263
Selling, Delivery, and Administrative Expenses	1,714	-	(26)	-	1,688
Operating Income	549	-	26	-	575
Interest Expense, Net	145	-	-	-	145
Other Nonoperating Expense, Net	4	-	-	-	4
Income Before Income Taxes	408	-	26	-	434
Income Tax Expense	95	-	11	-	106
Net Income	$313	$-	$15	$-	$328
Diluted Earnings Per Common Share	$0.64	$-	$0.03	$-	$0.67

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability

(b) Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

(c) Amounts represent costs associated with the pending transaction with The Coca-Cola Company announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First Six-Months 2010
	Reported (GAAP)	Items Impacting Comparability						Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements	Debt Extinguishment Cost	Net Tax Items
Net Operating Revenues	$10,852	$-	$-	$-	$-	$-	$-	$10,852
Cost of Sales	6,639	(39)	-	-	-	-	-	6,600
Gross Profit	4,213	39	-	-	-	-	-	4,252
Selling, Delivery, and Administrative Expenses	3,337	(5)	(19)	(40)	(14)	-	-	3,259
Operating Income	876	44	19	40	14	-	-	993
Interest Expense, Net	268	-	-	-	-	-	-	268
Other Nonoperating Income, Net	4	-	-	-	-	-	-	4
Income Before Income Taxes	612	44	19	40	14	-	-	729
Income Tax Expense	150	16	7	14	5	-	(6)	186
Net Income	$462	$28	$12	$26	$9	$-	$6	$543
Diluted Earnings Per Common Share	$0.91	$0.06	$0.02	$0.05	$0.02	$-	$0.01	$1.07

	First Six-Months 2009
	Reported (GAAP)	Items Impacting Comparability						Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements	Debt Extinguishment Cost	Net Tax Items
Net Operating Revenues	$10,959	$-	$-	$-	$-	$-	$-	$10,959
Cost of Sales	6,819	-	-	-	-	-	-	6,819
Gross Profit	4,140	-	-	-	-	-	-	4,140
Selling, Delivery, and Administrative Expenses	3,350	-	(71)	-	-	-	-	3,279
Operating Income	790	-	71	-	-	-	-	861
Interest Expense, Net	301	-	-	-	-	(9)	-	292
Other Nonoperating Expense, Net	5	-	-	-	-	-	-	5
Income Before Income Taxes	494	-	71	-	-	9	-	574
Income Tax Expense	120	-	23	-	-	3	3	149
Net Income	$374	$-	$48	$-	$-	$6	$(3)	$425
Diluted Earnings Per Common Share	$0.77	$-	$0.10	$-	$-	$0.01	$(0.01)	$0.87

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.  The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

(c) Amounts represent costs associated with the pending transaction with The Coca-Cola Company announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Second-Quarter 2010
	Reported (GAAP)				Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)
North America	$462	$-	$3	$-	$465
Europe	326	-	1	-	327
Corporate	(186)	44	7	23	(112)
Operating Income	$602	$44	$11	$23	$680

	Second-Quarter 2009
	Reported (GAAP)				Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)
North America	$375	$-	$9	$-	$384
Europe	308	-	2	-	310
Corporate	(134)	-	15	-	(119)
Operating Income	$549	$-	$26	$-	$575

	Second Quarter
Segment Revenue	2010	2009
North America	$4,153	$4,135
Europe	1,731	1,774
Net Operating Revenues	$5,884	$5,909

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

.
(b) Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

(c) Amounts represent costs associated with the pending transaction with The Coca-Cola Company announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	First Six-Months 2010
	Reported (GAAP)					Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements
North America	$656	$-	$11	$-	$14	$681
Europe	527	-	2	-	-	529
Corporate	(307)	44	6	40	-	(217)
Operating Income	$876	$44	$19	$40	$14	$993

	First Six-Months 2009
	Reported (GAAP)					Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements
North America	$579	$-	$26	$-	$-	$605
Europe	483	-	3	-	-	486
Corporate	(272)	-	42	-	-	(230)
Operating Income	$790	$-	$71	$-	$-	$861

	First Six Months
Segment Revenue	2010	2009
North America	$7,613	$7,790
Europe	3,239	3,169
Net Operating Revenues	$10,852	$10,959

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.  The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

(c) Amounts represent costs associated with the pending transaction with The Coca-Cola Company announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	Second-Quarter 2010 Change Versus Second-Quarter 2009			First Six-Months 2010 Change Versus First Six-Months 2009
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	0.0%	(7.5)%	(2.0)%	(1.0)%	(0.5)%	(0.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	1.0%	0.5%	1.5%	0.5%	0.5%
Bottle and Can Net Pricing Per Case(a)	0.5%	(6.5)%	(1.5)%	0.5%	0.0%	0.0%
Impact of Currency Exchange Rate Changes	(1.0)%	7.0%	1.5%	(1.5)%	1.5%	(0.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	(0.5)%	0.5%	0.0%	(1.0)%	1.5%	(0.5)%

Cost of Sales Per Case
Change in Cost of Sales per Case	(1.0)%	(8.5)%	(3.5)%	(2.5)%	(2.5)%	(2.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	(1.0)%	1.0%	0.0%	0.0%	1.0%	0.5%
Bottle and Can Cost of Sales Per Case(c)	(2.0)%	(7.5)%	(3.5)%	(2.5)%	(1.5)%	(2.0)%
Impact of Currency Exchange Rate Changes	(1.0)%	7.0%	1.5%	(1.5)%	1.5%	(0.5)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	(3.0)%	(0.5)%	(2.0)%	(4.0)%	0.0%	(2.5)%

Physical Case Bottle and Can Volume
Change in Volume	0.5%	5.5%	2.0%	(1.5)%	3.0%	0.0%
Impact of Selling Day Shift	n/a	n/a	n/a	0.5%	0.5%	0.5%
Comparable Bottle and Can Volume(d)	0.5%	5.5%	2.0%	(1.0)%	3.5%	0.5%

	First Six Months		Full-Year 2010
Reconciliation of Free Cash Flow (e)	2010	2009	Forecast
Net Cash From Operating Activities	$391	$528	$1,870	Approx
Less: Capital Asset Investments	(371)	(405)	(1,000)	Approx
Add: Capital Asset Disposals	29	4	30
Free Cash Flow	$49	$127	$900

	July 2,	December 31,
Reconciliation of Net Debt (f)	2010	2009
Current Portion of Debt	$1,051	$886
Debt, Less Current Portion	7,571	7,891
Less: Cash and Cash Equivalents	(1,160)	(1,036)
Net Debt	$7,462	$7,741

Items Impacting Diluted Earnings Per Common Share	Full Year 2010
Restructuring Charges (estimate)	$0.04 to 0.06
Transaction Related Costs (estimate)	0.11 to 0.14
Net Mark-to-Market Commodity Hedges (estimate)	0.07 to 0.08
Legal Settlements	0.02
Net Tax Items	0.01
Total Items Impacting Diluted Earnings Per Share	$0.25 to 0.31

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 92 percent of our net revenue during the second quarter and first six months of 2010.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in the second quarter of 2010 versus the second quarter of 2009. There was one less selling day in the first six months of 2010 versus the first six months of 2009.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.